                                                                    EXHIBIT 3.28

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            AHS SUMMIT HOSPITAL, LLC

                                 August 1, 2001

                                TABLE OF CONTENTS

SECTION                                                                               PAGE
1. Formation.......................................................................    1
        1.1      Formation.........................................................    1

2. Name and Office.................................................................    1
        2.1      Name .............................................................    1
        2.2      Principal Office .................................................    1

3. Purpose and Term................................................................    1
        3.1      Purpose ..........................................................    1
        3.2      Company's Power  .................................................    1
        3.3      Term .............................................................    1

4. Capital.........................................................................    2
        4.1      Capital Structure  ...............................................    2
        4.2      No Liability of Members...........................................    2
        4.3      No Interest on Capital Contributions..............................    2
        4.4      No Withdrawal of Capital .........................................    2

5. Accounting .....................................................................    2
        5.1      Books and Records.................................................    2
        5.2      Fiscal Year ......................................................    2

6. Bank Accounts...................................................................    2
        6.1      Bank Accounts.....................................................    2

7. Reserved .......................................................................    2

8. Federal Income Tax Treatment....................................................    2

        8.1      Corporate Tax Treatment ..........................................    2

9. Distributions...................................................................    3

10. Board of Directors.............................................................    3
        10.1     General Powers ...................................................    3
        10.2     Number, Election and Term.........................................    3
        10.3     Resignation of Directors  ........................................    3
        10.4     Removal of Directors by Members ..................................    3
        10.5     Vacancy on Board .................................................    3
        10.6     Compensation of Directors ........................................    3
        10.7     Meetings .........................................................    3
        10.8     Special Meetings .................................................    4

                                TABLE OF CONTENTS

SECTION                                                                              PAGE
        10.9     Action Without Meetings..........................................     4
        10.10    Notice of Meeting................................................     4
        10.11    Waiver of Notice.................................................     4
        10.12    Quorum and Voting................................................     4
        10.13    Chairman and Vice-Chairman of the Board..........................     4
        10.14    Director Conflict of Interest....................................     5

11. Executive and Other Committees................................................     5
        11.1     Executive Committee..............................................     5
        11.2     Authority of Executive Committee.................................     5
        11.3     Tenure and Qualifications .......................................     5
        11.4     Meetings.........................................................     5
        11.5     Quorum and Voting................................................     5
        11.6     Vacancies........................................................     5
        11.7     Resignations and Removals........................................     6
        11.8     Other Committees.................................................     6

12. Officers......................................................................     6
        12.1     Officers Generally...............................................     6
        12.2     Duties of Officers...............................................     6
        12.3     Appointment and Term of Office...................................     6
        12.4     Resignation and Removal of Officers .............................     6
        12.5     Contract Rights of Officers .....................................     7
        12.6     Chairman of the Board............................................     7
        12.7     President........................................................     7
        12.8     Vice-President...................................................     7
        12.9     Treasurer........................................................     7
        12.10    Secretary........................................................     8
        12.11    Assistant Treasurers and Assistant Secretaries ..................     8
        12.12    Compensation.....................................................     8

13. Standard of Care of Directors and Officers; Indemnification...................     8
        13.1     Standard of Care.................................................     8
        13.2     Indemnification .................................................     9

14. Other Activities; Related Party Transactions..................................    10
        14.1     Other Activities .. .............................................    10
        14.2     Related Party Transactions.......................................    10

15. Members.......................................................................    10
        15.1     Meetings.........................................................    10
        15.2     Place of Members' Meeting........................................    11

                                TABLE OF CONTENTS

SECTION                                                                                      PAGE
        15.3     Action Without Meeting ..................................................     11
        15.4     Notice of Meeting........................................................     11
        15.5     Form of Notice...........................................................     11
        15.6     Waiver of Notice.........................................................     12
        15.7     Record Date..............................................................     12
        15.8     Proxies..................................................................     12

16. Dissolution...........................................................................     12
        16.1     Dissolution..............................................................     12
        16.2     Sale of Assets Upon Dissolution..........................................     13
        16.3     Distributions Upon Dissolution...........................................     13

17. Withdrawal, Assignment and Addition of Members .......................................     13
        17.1     Assignment of a Member's Units ..........................................     13
        17.2     Bankruptcy, Dissolution, Etc. of Member..................................     13
        17.3     Certificates for Units...................................................     13

18. General ..............................................................................     14
        18.1     Amendment................................................................     14
        18.2     Captions; Section References  ...........................................     14
        18.3     Confidentiality..........................................................     14
        18.4     Number and Gender........................................................     15
        18.5     Severability.............................................................     15
        18.6     Binding Agreement........................................................     15
        18.7     Applicable Law...........................................................     15
        18.8     Entire Agreement.........................................................     15
        18.9     Counterparts.............................................................     15

                            GLOSSARY OF DEFINED TERMS

DEFINED TERM                                                                    SECTION
Act.......................................................................           1.1
Affiliate.................................................................          14.1
Agreement.................................................................      Preamble
Board.....................................................................          10.1
Chairman..................................................................         10.13
Company ..................................................................           1.1
Fiscal Year...............................................................           5.2
Liability.................................................................       13.2(a)
Members...................................................................      Preamble
Units.....................................................................           4.1

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            AHS SUMMIT HOSPITAL, LLC

         THIS LIMITED LIABILITY COMPANY AGREEMENT ("Agreement") is made as of the 1st day of August, 2001, by and between (i) AHS LOUISIANA HOLDINGS, INC., a Delaware corporation, and (ii) AHS LOUISIANA HOSPITALS, INC., a Delaware corporation. The foregoing parties are collectively referred to herein as "Members" and individually as a "Member". For purposes of this Agreement, the term "Members" includes all persons then acting in such capacity in accordance with the terms of this Agreement.

         1. FORMATION.

                  1.1 FORMATION. The Members do hereby form a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act ("Act").

         2. NAME AND OFFICE.

                  2.1 NAME. The name of the Company shall be AHS Summit Hospital, LLC.

                  2.2 PRINCIPAL OFFICE. The principal office of the Company shall be at 102 Woodmont Boulevard, Suite 800, Nashville, Tennessee 37205, or at such other place as shall be determined by the Board (as hereinafter defined) in accordance with the provisions of the Act. The books of the Company shall be maintained at such registered place of business or such other place that the Board shall deem appropriate. The Company shall designate an agent for service of process in Delaware in accordance with the provisions of the Act.

         3. PURPOSE AND TERM.

                  3.1 PURPOSE. The purposes of the Company are as follows:

                           (a) To acquire, own, manage and operate certain
healthcare facilities.

                           (b) To engage in such other lawful activities in
which a limited liability company may engage under the Act as is determined by the Members from time to time.

                           (c) To do all other things necessary or desirable in
connection with the foregoing, or otherwise contemplated in this Agreement.

                  3.2 COMPANY'S POWER. In furtherance of the purpose of the Company as set forth in Section 3.1, the Company shall have the power to do any and all things whatsoever necessary, appropriate or advisable in connection with such purpose, or as otherwise contemplated in this Agreement.

                  3.3 TERM. The term of the Company shall commence as of the date of the filing of a Certificate of Formation with the Delaware Secretary of State's Office, and shall continue until dissolved in accordance with Section 16.

         4. CAPITAL.

                  4.1 CAPITAL STRUCTURE. The total number of units ("Units") which the Company is initially authorized to issue is 1,000 Units.

                  4.2 NO LIABILITY OF MEMBERS. Except as otherwise specifically provided in the Act, no Member shall have any personal liability for the obligations of the Company.

                  4.3 NO INTEREST ON CAPITAL CONTRIBUTIONS. No Member shall be entitled to interest on any capital contributions made to the Company.

                  4.4 NO WITHDRAWAL OF CAPITAL. No Member shall be entitled to withdraw any part of the Member's capital contributions to the Company, except as provided in Section 16. No Member shall be entitled to demand or receive any property from the Company other than cash, except as otherwise expressly provided for herein.

         5. ACCOUNTING.

                  5.1 BOOKS AND RECORDS. The Company shall maintain full and accurate books of the Company at the Company's principal place of business, or such other place as the Board shall determine, showing all receipts and expenditures, assets and liabilities, net income and loss, and all other records necessary for recording the Company's business and affairs. Upon reasonable request of a Member, such books and records shall be open to the inspection and examination by such Member in person or by such Member's duly authorized representatives during normal business hours and may be copied at such Member's expense.

                  5.2 FISCAL YEAR. The fiscal year of the Company shall be the calendar year ("Fiscal Year").

         6. BANK ACCOUNTS.

                  6.1 BANK ACCOUNTS. All funds of the Company shall be deposited in its name into such checking, savings and/or money market accounts or time certificates as shall be designated by the Board. Withdrawals therefrom shall be made upon such signature or signatures as the Board may designate. Company funds shall not be commingled with those of any other person or entity.

         7. RESERVED.

         8. FEDERAL INCOME TAX TREATMENT.

                  8.1 CORPORATE TAX TREATMENT. It is the intention of the Members that the Company be treated as a corporation for Federal, state and local income tax purposes, and no Member shall take any position or make any election, in a tax return or otherwise, inconsistent with such treatment. The Company shall make such election as is necessary for the Company to be treated as a corporation for income tax purposes.

         9. DISTRIBUTIONS. The Board shall determine whether distributions shall be made to the Members or whether the cash of the Company shall be reinvested for Company purposes.

         10. BOARD OF DIRECTORS.

                  10.1 GENERAL POWERS. All powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, its Board of Directors ("Board").

                  10.2 NUMBER, ELECTION AND TERM. The Board shall consist of not less than one, nor more than seven individuals, the exact number of which shall be determined by the Members from time to time. The initial Board shall consist of three individuals, David T. Vandewater, William P. Barnes and Stephen C. Petrovich. A decrease in the number of directors shall not shorten an incumbent director's term. Each director shall hold office until the director resigns or is removed. Despite the expiration of a director's term, such director shall continue to serve until the director's successor is elected and qualifies, until there is a decrease in the number of directors or the director is removed.

                  10.3 RESIGNATION OF DIRECTORS. A director may resign at any time by delivering written notice to the Board, its Chairman (as hereinafter defined), if any, or the Company. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

                  10.4 REMOVAL OF DIRECTORS BY MEMBERS. A director shall be removed by the Members only at a meeting called for the purpose of removing such director and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director. The Members may remove one or more directors with or without cause.

                  10.5 VACANCY ON BOARD. If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of directors, the Board shall fill the vacancy, and if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

                  10.6 COMPENSATION OF DIRECTORS. The Board may fix the compensation of directors. No such compensation shall preclude any director from serving the Company in any other capacity and from receiving compensation therefor.

                  10.7 MEETINGS. The Board may hold regular or special meetings in or out of the State of Delaware. The Board may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

                  10.8 SPECIAL MEETINGS. Special meetings of the Board may be called by, or at the request of, the Chairman, if any, or the chief executive officer of the Company. All special meetings of the Board shall be held at the principal office or such other place as may be specified in the notice of the meeting.

                  10.9 ACTION WITHOUT MEETINGS. Any action required or permitted to be taken at a Board meeting may be taken without a meeting if the action is taken by the number of directors whose vote would be necessary to approve the action at a meeting of the Board at which all directors were present. The action shall be evidenced by one or more written consents describing the action taken, signed by the directors taking the action, and delivered to the Company for inclusion in the minutes or for filing with the Company records reflecting the action taken. Action taken under this Section 10.9 shall be effective when the last director signs the consent, unless the consent specifies a different effective date. Prompt notice of the taking of such action by less than unanimous written consent shall be given to those directors who have not consented in writing.

                  10.10 NOTICE OF MEETING. Regular meetings of the Board may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board shall be preceded by at least two days notice of the date, time and place of the meeting. The notice shall not be required to describe the purpose of the special meeting. The notice provisions of Section 15.5 shall be applicable to notices given to directors.

                  10.11 WAIVER OF NOTICE. A director may waive any notice required by this Agreement before or after the date and time stated in the notice. Except as otherwise provided in this Section 10.11, the waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or Company records. A director's attendance at or participation in a meeting shall waive any required notice to such director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                  10.12 QUORUM AND VOTING. A majority of the number of directors fixed by, or determined in accordance with, this Agreement shall constitute a quorum of the Board. If a quorum is present, an affirmative vote by a majority of the number of directors present shall constitute an act of the Board. A director who is present at a meeting of the Board or a committee of the Board when action is taken shall be deemed to have assented to the action taken unless
(i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting or (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting or the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

                  10.13 CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD. The Board may appoint one of its members Chairman of the Board ("Chairman"). The Board may also appoint one of its members as Vice-Chairman of the Board, and such individual shall serve in the absence of the Chairman and perform such additional duties as may be assigned to such person by the Board.

                  10.14 DIRECTOR CONFLICT OF INTEREST. The provisions of Section 144 of the Delaware General Corporation Law shall apply to the same extent they would apply if the Company were a Delaware corporation.

         11. EXECUTIVE AND OTHER COMMITTEES.

                  11.1 EXECUTIVE COMMITTEE. The Board, by resolution adopted by the greater of a majority of all directors in office when the action is taken, or the number of directors required to take action under Section 10.12, may create and appoint from among its members an Executive Committee consisting of two or more directors, who shall serve at the pleasure of the Board.

                  11.2 AUTHORITY OF EXECUTIVE COMMITTEE. When the Board is not in session, the Executive Committee shall have and may exercise all of the authority of the Board, unless otherwise specified by the resolution appointing the Executive Committee. Neither the Executive Committee, nor any other committee created by the Board, shall have the authority to (i) authorize distributions, (ii) approve or propose to the Members action that this Agreement requires be approved by the Members, (iii) fill vacancies on the Board or on any of its committees, (iv) amend this Agreement, (v) authorize or approve reacquisition of Units, except according to a formula or method prescribed by the Board, or (vi) authorize or approve the issuance or sale or contract for sale of Units; or determine the designation and relative rights, preferences and limitations of a class or series of Units, except that the Board may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board.

                  11.3 TENURE AND QUALIFICATIONS. Each member of the Executive Committee shall hold office until the next annual meeting of the Board following such member's designation and until such member's successor shall be duly designated and qualified.

                  11.4 MEETINGS. Sections 10.7 through 10.11, which address meetings, action without meeting, notice of meeting and waiver of notice with respect to the Board shall apply to the Executive Committee and its members as well.

                  11.5 QUORUM AND VOTING. A majority of the number of members appointed by the Board shall constitute a quorum of the Executive Committee. If a quorum is present when a vote is taken, the affirmative vote of a majority of members present shall constitute an act of the Executive Committee. A member who is present at a meeting of the Executive Committee when corporate action is taken shall be deemed to have assented to the action taken unless (i) such member objects at the beginning of the meeting, or promptly upon such member's arrival, to holding it or transacting business at the meeting, or (ii) such member's dissent or abstention from the action taken is entered in the minutes of the meeting, or such member delivers written notice of the member's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a member who votes in favor of the action taken.

                  11.6 VACANCIES. Any vacancy in the Executive Committee may be filled by a resolution adopted by the Board in accordance with Section 10.1.

                  11.7 RESIGNATIONS AND REMOVALS. Any member of the Executive Committee may be removed at any time, with or without cause, by resolution adopted by the Board in accordance with Section 10.1. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Board, and resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

                  11.8 OTHER COMMITTEES. The Board, by resolution adopted by the greater of a majority of all directors in office when the action is taken, or the number of directors required to take action under Section 10.12, may create and appoint from among its members such other committees, consisting of two or more Board members, as from time to time it may consider necessary or appropriate to conduct the affairs of the Company. Each such committee shall have such power and authority as the Board may, from time to time, legally establish for it. The tenure and qualifications of the members of each committee, the time, place and organization of such committee's meetings, the notice required to call any such meeting, the number of members of each such committee that shall constitute a quorum, the affirmative vote of the committee members required effectively to take action at any meeting at which a quorum is present, the action that any such committee can take without a meeting, the method in which a vacancy among the members of such committee can be filled and the procedures by which resignations and removals of members of such committee shall be acted upon or accomplished shall be fixed by the resolution adopted by the Board relative to such matters.

         12. OFFICERS.

                  12.1 OFFICERS GENERALLY. The Company shall have the officers appointed by the Board in accordance with this Agreement. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board. The same individual may simultaneously hold more than one office in the Company. Section 12.10 delegates to the Secretary, if such office be created and filled, the required responsibility of preparing minutes of the directors' and Members' meetings and for authenticating records of the Company. If such office shall not be created and filled, then the Board shall delegate to one of the officers of the Company such responsibility.

                  12.2 DUTIES OF OFFICERS. Each officer of the Company shall have the authority and shall perform the duties set forth in this Agreement for such office or, to the extent consistent with this Agreement, the duties prescribed by the Board or by direction of an officer authorized by the Board to prescribe the duties of other officers.

                  12.3 APPOINTMENT AND TERM OF OFFICE. The officers of the Company shall be appointed by the Board. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each officer shall hold office until such officer's successor shall be duly appointed or until the officer's death or until the officer shall resign or shall have been removed in the manner hereinafter provided.

                  12.4 RESIGNATION AND REMOVAL OF OFFICERS. An officer may resign at any time by delivering notice to the Company. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor shall not take office until the effective date. The Board may remove any officer at any time with or without cause.

                  12.5 CONTRACT RIGHTS OF OFFICERS. Appointment of an officer or agent shall not of itself create contract rights. An officer's removal shall not affect the officer's contract rights, if any, with the Company. An officer's resignation shall not affect the Company's contract rights, if any, with the officer.

                  12.6 CHAIRMAN OF THE BOARD. The Chairman, if that office be created and filled, may, at the discretion of the Board, be the chief executive officer of the Company and, if such, shall, in general, supervise and control the affairs and business of the Company, subject to control by the Board. The Chairman shall preside at all meetings of the Members and the Board.

                  12.7 PRESIDENT. The President, if that office be created and filled, shall be the chief executive officer of the Company, unless a Chairman is appointed and designated chief executive officer pursuant to Section 11.6. If no Chairman has been appointed or, in the absence of the Chairman, the President shall preside at all meetings of the Members. The President may sign certificates for Units, any deeds, mortgages, bonds, contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed. The President shall, in general, perform all duties incident to the office of President of a Delaware corporation and such other duties as may be prescribed by the Board or the Chairman from time to time. Unless otherwise ordered by the Board, the President shall have full power and authority on behalf of the Company to attend, act and vote in person or by proxy at any meetings of shareholders of any corporation in which the Company may hold stock, and at any such meeting shall hold and may exercise all rights incident to the ownership of such stock which the Company, as owner, would have had and could have exercised if present. The Board may confer like powers on any other person or persons.

                  12.8 VICE-PRESIDENT. In the absence of the President, or in the event of the President's death, inability or refusal to act, the Vice-President (or, in the event there be more than one Vice-President, the Vice-Presidents in order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment), if that office be created and filled, shall perform the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice-President may sign, with the Secretary or an assistant secretary, certificates for Units and shall perform such other duties as from time to time may be assigned to such person by the Chairman, the President or by the Board.

                  12.9 TREASURER. The Treasurer, if that office be created and filled, shall have charge and custody of, and be responsible for, all funds and securities of the Company, receive and give receipts for monies due and payable to the Company from any source whatsoever, and deposit all such monies in the name of the Company in such banks, trust companies and other depositories as shall be selected in accordance with the provisions of Section 6.1, and in general, perform all the duties incident to the office of Treasurer of a Delaware corporation and such other duties as from time to time may be assigned to such person by the Chairman, the President or the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of such officer's duties in such sum and with such surety or sureties as the Board shall determine.

                  12.10 SECRETARY. The Secretary, if that office be created and filled, shall keep the minutes of the Members' meetings and of the Board's meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of this Agreement or as required by law, be custodian of the Company records and of the seal, if any, of the Company, be responsible for authenticating records of the Company, keep a register of the mailing address of the Members, which shall be furnished to the Secretary by the Members, sign with the President or a Vice-President certificates for Units, have general charge of the transfer books of the Company, and, in general, perform all duties incident to the office of Secretary of a Delaware corporation and such other duties as from time to time may be assigned to such person by the Chairman, the President or the Board.

                  12.11 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

                           (a) ASSISTANT TREASURER. The Assistant Treasurer, if
that office be created and filled, shall, if required by the Board, give bond for the faithful discharge of such officer's duty in such sum and with such surety as the Board shall determine.

                           (b) ASSISTANT SECRETARY. The Assistant Secretary, if
that office be created and filled, and if authorized by the Board, may sign, with the President or Vice-President, certificates for Units.

                           (c) ADDITIONAL DUTIES. The Assistant Treasurers and
Assistant Secretaries, in general, shall perform such additional duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman, the President or the Board.

                  12.12 COMPENSATION. The compensation of the officers of the Company shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the Company.

         13. STANDARD OF CARE OF DIRECTORS AND OFFICERS; INDEMNIFICATION.

                  13.1 STANDARD OF CARE. The directors and officers of the Company shall not be liable, responsible or accountable in damages to the Members or the Company for any act or omission on behalf of the Company performed or omitted by them in good faith and in a manner reasonably believed by them to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

                  13.2 INDEMNIFICATION.

                           (a) To the fullest extent permitted by the Act, the
Company shall indemnify each director or officer of the Company against reasonable expenses (including reasonable attorneys' fees), judgments, taxes, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement (collectively "Liability"), incurred by such person in connection with defending any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) to which such person is, or is threatened to be made, a party because such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, member, employee or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, provided that (i) the director or officer acted in good faith and in a manner reasonably believed by the director or officer to be in the best interests of the Company or, in the case of an employee benefit plan, the interests of the participants and beneficiaries, (ii) in the case of a criminal proceeding, the director or officer had no reasonable cause to believe the conduct unlawful, (iii) in connection with a proceeding brought by or in the right of the Company, the officer or director was not adjudged liable to the Company, and (iv) the officer or director was not adjudged liable in a proceeding charging improper personal benefit. A director or officer shall be considered to be serving an employee benefit plan at the Company's request if such person's duties to the Company also impose duties on or otherwise involve services by such person to the plan or to participants in or beneficiaries of the plan.

                           (b) To the fullest extent authorized or permitted by
the Act, the Company shall pay or reimburse reasonable expenses (including reasonable attorneys' fees) incurred by a director or officer who is a party to a proceeding in advance of final disposition of such proceeding if:

                                    (1) The director or officer furnishes the
         Company a written affirmation of his good faith belief that he has met the standard of conduct described in Section 13.2(a);

                                    (2) The director or officer furnishes the
         Company a written undertaking, executed personally or on the director's or officer's behalf, to repay the advance if it is ultimately determined that the director or officer did not meet the standard of conduct. Such undertaking shall be an unlimited general obligation of the director or officer, but shall not be required to be secured and may be accepted without reference to financial ability to make repayment.

                                    (3) A determination is made that the facts
         then known to those making the determination would not preclude indemnification under the provisions of this Section 13.2.

                           (c) The indemnification against Liability and
advancement of expenses provided by, or granted pursuant to, this Section 13.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any agreement, action of the Members or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office of the Company, shall continue as to a person who has ceased to be a director or officer of the Company, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           (d) Any repeal or modification of this Section 13.2
by the Members shall not adversely affect any right or protection of a director or officer of the Company under this Section 13.2 with respect to any act or omission occurring prior to the time of such repeal or modification.

         14. OTHER ACTIVITIES; RELATED PARTY TRANSACTIONS.

                  14.1 OTHER ACTIVITIES. The directors and officers shall devote such of their time to the affairs of the Company's business as they shall deem necessary. The Members, directors, officers and their Affiliates (as hereinafter defined) may engage in, or possess an interest in, other business ventures of any nature and description, independently or with others, provided such activities are not directly competitive with those of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in and to such independent ventures, or to the income or profits derived therefrom. The Members shall not be obligated to present any particular noncompeting business opportunity of a character which, if presented to the Company, could be taken by the Company and the Members and their Affiliates shall not have the right to take for their own account, or to recommend to others, any such particular business opportunity to the exclusion of the Company and the Members. For purposes of this Agreement, the term "Affiliate" shall mean any person, corporation, partnership, limited liability company, trust or other entity (directly or indirectly) controlling, controlled by, or under common control with, a Member.

                  14.2 RELATED PARTY TRANSACTIONS. The fact that a director, officer or their Affiliates are directly or indirectly interested in or connected with any person, firm or corporation employed by the Company to render or perform a service, or to or from whom the Company may purchase, sell or lease property, shall not prohibit the Company from employing such person, firm or corporation or from otherwise dealing with him or it, and neither the Company, nor the Members, shall have any rights in or to any income or profits derived therefrom. All such dealings with a director or such director's Affiliates will be on terms which are competitive and comparable with amounts charged by independent third parties.

         15. MEMBERS.

                  15.1 MEETINGS. Meetings of the Members may be called by the chief executive officer or the Board, and shall be called by the chief executive officer at the demand of the holders of at least 20% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, provided that such requisite number of Members sign, date and deliver to the Secretary of the Company one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Unless otherwise fixed in this Agreement, the record date for determining Members entitled to demand a special meeting shall be the date the first Member signs the demand.

                  15.2 PLACE OF MEMBERS' MEETING. The Board may designate any place within or without the State of Delaware as the place for any meeting of the Members called by the Board. If no designation of place is properly made, the place of the meeting shall be at the principal office. If a meeting is called at the demand of the Members and the Members designate any place, either within or without the State of Delaware, as the place for the holding of such meeting, the meeting shall take place at the place designated. If no designation is properly made, the place of meeting shall be at the principal office.

                  15.3 ACTION WITHOUT MEETING.

                           (a) ACTION. Any action required or permitted by the
Act or this Agreement to be taken at a Members' meeting may be taken without a meeting and without prior notice if the action is taken by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all of the Units entitled to vote at a meeting were present and voted. The action taken under this Section
15.3 shall be evidenced by one or more written consents describing the action taken, signed by the Members taking the action, and delivered to the Company for inclusion in the minutes or filing with the Company records. Action taken under this Section 15.3 shall be effective when consents representing the votes necessary to take the action are delivered to the Company, or upon delivery of the consents representing the necessary votes, or such different date specified in the consent. A consent under this Section 15.3 shall have the effect of a vote at a meeting and may be describe as such in any document.

                           (b) NOTICE TO OTHER MEMBERS. Prompt notice of the
taking of any action by Members without a meeting under this Section 15.3 by less than unanimous written consent of the Members entitled to vote shall be given to those Members entitled to vote on the action who have not consented in writing.

                  15.4 NOTICE OF MEETING. The Company shall notify the Members of the date, time and place of each annual or special Members' meeting no fewer than 10, nor more than 60, days before the meeting date. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

                  15.5 FORM OF NOTICE. Notice under this Section 15 shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by telephone, telegraph, teletype, telephonic facsimile transmission or other form of wire or wireless communication, or by mail or local private courier service or by a nationally recognized overnight courier service. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Written notice by the Company to its Members, if in a comprehensible form, shall be effective when mailed, if mailed postpaid and correctly addressed to the Member's address shown in the Company's current record of Member. Written notice to the Company may be addressed to its registered agent at its registered office or to the Company or its Secretary at its principal office. Except as otherwise provided in this Section 15.5, written notice, if in a comprehensible form, shall be effective at the earliest of (i) when received, or (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed or on the date shown on the return receipt, if sent by certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice shall be effective when communicated if communicated in a comprehensible manner.

                  15.6 WAIVER OF NOTICE. A Member may waive any notice required by this Section 15 before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the Member entitled to the notice and be delivered to the Company for inclusion in the minutes or filing with the Company records. A Member's attendance at a meeting shall waive objection to lack of notice or defective notice of the meeting, unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A Member's attendance at a meeting shall be deemed a waiver of any objection to the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member objects to considering the matter when it is presented.

                  15.7 RECORD DATE. The Board may fix a record date of the Members of not more than 70 days before the meeting or action requiring a determination of the Members in order to determine the Members entitled to notice of a Members' meeting, to demand a special meeting, to vote or to take any other action. A determination of Members entitled to notice of, or to vote at, a Members' meeting shall be effective for any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If not otherwise fixed by the Board in accordance with this Agreement, the record date for determining the Members entitled to notice of and to vote at an annual or special Members' meeting shall be the day before the first notice is delivered to the Members, and the record date for any consent action taken by the Members without a meeting and evidenced by one or more written consents shall be the first date upon which a signed written consent setting forth such action is delivered to the Company at its principal office.

                  15.8 PROXIES. At all meetings of the Members, the Members may vote their Units in person or by proxy. A Member may appoint a proxy to vote or otherwise act for the Member by signing an appointment form, either personally or by the Member's duly authorized attorney-in-fact. An appointment of a proxy shall be effective when the appointment form is received by the Secretary, or other officer or agent authorized to tabulate votes. An appointment shall be valid for

11 months unless a longer, or shorter, period is expressly provided in the appointment form. An appointment of proxy shall be revocable by the Member unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. The revocation of an appointment of proxy shall not be effective until the Secretary or such other officer or agent authorized to tabulate votes has received written notice thereof. All proxies shall be filed with the Secretary or the person authorized to tabulate votes before or at the time of the meeting.

         16. DISSOLUTION.

                  16.1 DISSOLUTION. Except as otherwise provided in the Act, the Company shall dissolve upon the decision of the Members to dissolve the Company. Dissolution of the Company shall be effective upon the date specified in the Members' resolution, but the Company shall not terminate until the assets of the Company shall have been distributed as provided in Section 16.3. Notwithstanding dissolution of the Company, prior to the liquidation and termination of the Company, the Company shall continue to be governed by this Agreement.

                  16.2 SALE OF ASSETS UPON DISSOLUTION. Following the dissolution of the Company, the Company shall be wound up and the Board shall determine whether the assets of the Company are to be sold or whether some or all of such assets are to be distributed to the Members in kind in liquidation of the Company.

                  16.3 DISTRIBUTIONS UPON DISSOLUTION. Upon the dissolution of the Company, the properties of the Company to be sold shall be liquidated in orderly fashion and the proceeds thereof, and the property to be distributed in kind, shall be distributed as follows:

                           (a) First, to the payment and discharge of all of the
Company's debts and liabilities, to the necessary expenses of liquidation and to the establishment of any cash reserves which the Board determines to create for unmatured and/or contingent liabilities or obligations of the Company.

                           (b) Second, to the Members, in accordance with the
number of Units owned by each of them.

         17. WITHDRAWAL, ASSIGNMENT AND ADDITION OF MEMBERS.

                  17.1 ASSIGNMENT OF A MEMBER'S UNITS. A Member may freely sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Member's Units. The transferor of the Units shall automatically become a substitute Member in the place of the Member.

                  17.2 BANKRUPTCY, DISSOLUTION, ETC. OF MEMBER. Upon the occurrence of any of the events set forth in Sections 18-304 or 18-705 of the Act with respect to any Member, the successor-in-interest of such Member shall automatically become a substitute Member.

                  17.3 CERTIFICATES FOR UNITS. Certificates representing Units shall be in such form as may be determined by the Board. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, if such offices be created and filled, or signed by two officers designated by the Board to sign such certificates. The signature of such officers upon such certificates may be signed manually or by facsimile. All certificates for Units shall be consecutively numbered. The name of the person owning the Units represented thereby, with the number of Units and date of issue, shall be entered on the books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of Units shall have been surrendered and canceled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Company as the Board may prescribe.

         18. GENERAL.

                  18.1 AMENDMENT.

                           (a) Except as provided in Section 18.1(b), this
Agreement may be modified or amended from time to time only upon the consent of the holders of a majority of the Units.

                           (b) In addition to any amendments authorized by
Section 18.1(a), this Agreement may be amended from time to time by the Board without the consent of the Members to cure any ambiguity, to correct or supplement any provision hereof which may be inconsistent with any other provision hereof, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement.

                  18.2 CAPTIONS; SECTION REFERENCES. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision hereof. All references herein to Sections shall refer to Sections of this Agreement unless the context clearly requires otherwise.

                  18.3 CONFIDENTIALITY.

                           (a) Each Member agrees not to divulge, communicate,
use to the detriment of the Company or for the benefit of any other person, or misuse in any way, any confidential information or trade secrets of the Company, including personnel information, secret processes, know-how, customer lists, formulas or other technical data, except as may be required by law; provided, however, that this prohibition shall not apply to (i) any information which, through no improper action of such Member, is publicly available or generally known in the industry or (ii) any information which is disclosed upon the consent of the Board. Each Member acknowledges and agrees that any information or data such Member has acquired on any of these matters or items were received in confidence and as a fiduciary of the Company.

                           (b) It is agreed between the parties that the Company
would be irreparably damaged by reason of any violation of the provisions of
Section 18.3(a), and that any remedy at law for a breach of such provisions would be inadequate. Therefore, the Company shall be entitled to seek and obtain injunctive or other equitable relief (including, but not limited to, a temporary restraining order, a temporary injunction or a permanent injunction) against any Member, for a breach or threatened breach of such provisions and without the necessity of proving actual monetary loss. It is expressly understood among the parties that this injunctive or other equitable relief shall not be the Company's exclusive remedy for any breach of this Section 18.3 and the Company shall be entitled to seek any other relief remedy that the Company may have by contract, statute, law or otherwise for any breach hereof, and it is agreed that the Company shall also be entitled to recover its attorneys' fees and expenses in any successful action or suit against any Member relating to any such breach.

                  18.4 NUMBER AND GENDER. Unless the context otherwise requires, when used herein, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require.

                  18.5 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, entity or circumstances, shall be invalid or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to other persons, entities or circumstances, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  18.6 BINDING AGREEMENT. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective executors, administrators, heirs, successors and assigns.

                  18.7 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

                  18.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement with respect to the subject matter hereof.

                  18.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and all such counterparts shall, for all purposes, constitute one agreement, binding upon the parties hereto, notwithstanding that all parties are not signatory to the same counterpart.

                                                          SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the Members have duly executed this Agreement as of the date and year first written above.

                                                  AHS LOUISIANA HOLDINGS, INC.

                                                  By: /s/ [ILLEGIBLE]
                                                      --------------------------
                                                  Title: SVP

                                                  AHS LOUISIANA HOSPITALS, INC.

                                                  By: /s/ [ILLEGIBLE]
                                                      --------------------------
                                                  Title: SVP